UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 1, 2011
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA  92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

On April 1, 2011, China Tel Group, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“China Tel”) and Shenzhen VN Technologies Co., Ltd., (“VN Tech”) a limited liability company organized under the laws of the People’s Republic of China (“PRC”) entered into a subscription and shareholder agreement (“Agreement”).  Pursuant to the Agreement, ChinaTel and VN Tech shall each contribute certain resources in order to develop technology, secure ownership of intellectual property rights, manufacture, market, distribute and sell stand-alone electrical power generation or storage media using hydrogen or fuel cells for hydrochemical energy conversion (“Fuel Cell Systems”).  The material terms of the Agreement are as follows:

•
VN Tech shall transfer to the joint venture its expertise, relationships and past and future contracts related to technology development, intellectual property, manufacturing, marketing, distribution and sale of Fuel Cell Systems.  ChinaTel shall pay to VN Tech 5 million shares of ChinaTel’s Series A Common Stock.

•
The joint venture between VN Tech and ChinaTel is represented by a series of new entities to be created, with interlocking ownership (collectively “Entities”), each referred to in the Agreement by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The Entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly owned foreign enterprise” under PRC law.  ChinaTel shall subscribe to 51% and VN Tech 49% of the stock of New Co.

•
The Board of Directors of each of the Entities shall be comprised of five Directors, three of whom shall be appointed by ChinaTel and two by VN Tech.  The Bylaws of each of the Entities shall contain various provisions for the protection of majority and minority stockholders, requiring a 75% super-majority vote of shareholders on certain corporate action, and including joint signature on bank accounts (one each by a Director or Officer appointed by ChinaTel and by a Director or Officer appointed by VN Tech), and custody of the corporate seal or “chop” of each of the Entities to be held in escrow by a neutral third party.

•
In addition to the Entities, a management company shall be created in Hong Kong or other jurisdiction to be agreed between VN Tech and ChinaTel.  The management company shall be controlled by ChinaTel and shall enter into a management contract with WFOE to provide marketing, sales, and other services to WFOE.

•	All contracts, capital expenditures, operating expenses and revenue in connection with the business contemplated under the Agreement shall flow through WFOE.

•
The financial goals of the joint venture include: (i) permitting ChinaTel to fully report the financial results of WFOE as part of ChinaTel’s consolidated financial statements; (ii) permitting New Co and/or HK Co to control the PRC-based assets managed by WFOE, and the revenue to be generated from those assets; (iii) permitting a PRC-based subsidiary of ChinaTel to qualify under PRC law to conduct equipment leasing activity for Fuel Cell Systems; (iv) creating a vehicle for manufacture of Fuel Cell Systems in the PRC; and (iv) eventual public listing of WFOE’s operations on a stock exchange, such as HKSE, NYSE, NASDAQ or London AIM in order to expand the base of equity capital available for deployment and expansion of the joint venture’s WBA networks, and to recapture some or all of the respective investments of VN Tech and ChinaTel.

•
ChinaTel shall be entitled to a 10% price discount on Fuel Cell Systems it purchases compared to the lowest price charged to any other telecommunications network carrier.  ChinaTel’s discount shall apply to usage by any telecommunications network carrier in which ChinaTel has at least a 25% direct or indirect ownership interest.

•
All profits generated from WFOE’s operations that exceed working capital requirements, payment of or provision for tax liabilities, outstanding loan obligations, and reserves for contingent future liabilities, shall be distributed to the shareholders of New Co in full by way of dividends.

A fully executed copy of the Agreement is attached hereto and incorporated by this reference as Exhibit 10.1 to this Form 8-K.

On April 6, 2011, ChinaTel issued a press release announcing the signing of the Agreement and other information about Fuel Cell Systems.  A copy of the press release is attached hereto and incorporated by this reference as Exhibit 99.1 to this Form 8-K

 Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Subscription and Shareholder Agreement for “New Co” between Shenzhen VN Technologies Co., Ltd. and ChinaTel Group, Inc.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: April 6, 2011

By: /s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer